UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2005
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On August 31, 2005, American Physicians Capital, Inc. terminated the previously disclosed stock purchase agreement pursuant to which its wholly owned subsidiary, American Physicians Assurance Corporation (“American Physicians”) had agreed to purchase, subject to approval by the Office of the Commissioner of Insurance of Wisconsin (“OCI”), 4,782 shares of common stock of Physicians Insurance Company of Wisconsin, Inc. (“PICW”), representing a substantial minority interest in PICW, from various shareholders of PICW. Concurrently with the termination, American Physicians withdrew its application pending before the OCI to acquire the interest in PICW.
     Following the termination of the stock purchase agreement and withdrawal of the application to OCI, American Physicians purchased from some of the same shareholders a total of 1,942 shares of PICW common stock, representing 9.9% of PICW’s outstanding shares of common stock. The purchase price was $3,800 per share, for a total of $7,379,600. The purchase did not require regulatory approval from OCI.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
September 1, 2005

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)

By: /s/ R. KEVIN CLINTON R. Kevin Clinton President and Chief Executive Officer